                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                        BLYTH INDUSTRIES, INC.
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                             BLYTH INDUSTRIES, INC.
                              100 FIELD POINT ROAD
                          GREENWICH, CONNECTICUT 06830
                                 (203) 661-1926
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                                                                  April 28, 2000

To the Stockholders of
  Blyth Industries, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Blyth Industries, Inc. (the "Company") will be held at the Greenwich Library, 101 West Putnam Avenue, Greenwich, Connecticut 06830 on Wednesday, June 14, 2000, at 9:00 A.M., local time, for the following purposes:

1. To elect two directors, each to hold office until the Annual Meeting of Stockholders to be held in 2003 or until a respective successor is elected and qualified.

2.  To ratify the appointment of independent accountants.

3. To consider and vote upon the Company's Amended and Restated 1994 Employee Stock Option Plan (the "Employee Plan").

4. To consider and vote upon the Blyth Industries, Inc. Annual Incentive Compensation Plan (2000) (the "Annual Incentive Compensation Plan").

5. To adopt an amendment to the Company's Restated Certificate of Incorporation to change its name to "Blyth, Inc.".

6. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 17, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relevant to the meeting, on and after June 2, 2000, during ordinary business hours at the Company's principal executive offices located at the address first set forth above.

STOCKHOLDERS ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By Order of Board of Directors,

                                          Bruce D. Kreiger,
                                          SECRETARY

                             BLYTH INDUSTRIES, INC.

                              100 FIELD POINT ROAD
                          GREENWICH, CONNECTICUT 06830
                                 (203) 661-1926
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 2000
                            ------------------------

                                  INTRODUCTION

    This proxy statement ("Proxy Statement") is being furnished to holders of shares of common stock, par value $0.02 per share (the "Common Stock"), of Blyth Industries, Inc., a Delaware corporation ("Blyth" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Greenwich Library, 101 West Putnam Avenue, Greenwich, Connecticut 06830 on Wednesday, June 14, 2000, at 9:00 A.M., local time, and at any adjournments thereof. This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and the enclosed form of proxy are first being mailed to stockholders on or about April 28, 2000.

    The Company's Annual Report on Form 10-K for the fiscal year ended
January 31, 2000 (the "Annual Report") also accompanies this Proxy Statement. The Annual Report includes audited financial statements, a discussion by management of the Company's financial condition and results of operations, and other information.

    At the Annual Meeting, stockholders will be asked:

1. To elect two directors, each to hold office until the Annual Meeting of Stockholders to be held in 2003 or until a respective successor is elected and qualified.

2.  To ratify the appointment of independent accountants.

3. To consider and vote upon the Company's Amended and Restated 1994 Employee Stock Option Plan (the "Employee Plan").

4. To consider and vote upon the Blyth Industries, Inc. Annual Incentive Compensation Plan (2000) (the "Annual Incentive Compensation Plan").

5. To adopt an amendment to the Company's Restated Certificate of Incorporation to change its name to "Blyth, Inc.".

6. To transact such other business as may properly come before the meeting or any adjournments thereof.

                      VOTING RIGHTS AND PROXY INFORMATION

    Proxies in the accompanying form are solicited on behalf of and at the direction of the Board of Directors, which has fixed the close of business on Monday, April 17, 2000, as the record date (the "Record Date") for the determination of holders of outstanding shares of Common Stock entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. On the Record Date, there were 49,313,820 shares of Common Stock issued and outstanding. Each stockholder is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held of record by such stockholder on the Record Date with respect to each matter. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, (i) a plurality vote of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required for the election of directors and (ii) the affirmative vote of the majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required for approval of Items 2 through 6. Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against a matter presented at the Annual Meeting. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes. Under New York Stock Exchange rules, a majority of the shares must vote on certain matters (with abstentions being treated as votes and broker non-votes not being treated as votes), including the proposed Employee Plan. Subject to the foregoing, a broker non-vote will have no effect with respect to any of Items 1 through 6 of this Proxy Statement.

    When a proxy in the form of the accompanying proxy is returned properly dated and signed, the shares represented thereby will be voted by the person named as proxies therein in accordance with each stockholder's directions. Proxies will also be considered to be confidential voting instructions to the Trustees of the Blyth Industries, Inc. Profit Sharing Retirement Plan with respect to shares of Common Stock held in accounts under such Plan.

    Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. All shares of the Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the direction indicated on the proxies unless such proxies have previously been revoked. To the extent that no direction is indicated, the shares will be voted FOR the election of all of the Company's nominees as directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), as the Company's independent accountants, FOR the Employee Plan, FOR the Annual Incentive Compensation Plan, and FOR the adoption of the amendment to the Company's Restated Certificate of Incorporation to change its name to Blyth, Inc. (or, in the case of participants in the Profit Sharing Retirement Plan referred to above, will be voted in the discretion of the Trustees). If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

    Any stockholder who has executed and returned a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by attending the Annual Meeting and voting in person, or by executing a later-dated proxy relating to the same shares or a writing revoking the proxy and, in the latter two cases, delivering such later-dated proxy or writing to the Secretary of the Company prior to the vote at the Annual Meeting. Any writing intended to revoke a proxy should be sent to the Company at its principal executive offices, 100 Field Point Road, Greenwich, Connecticut 06830,
Attention: Bruce D. Kreiger, Secretary.

    In addition to the use of the mail, proxies may be solicited via personal interview and telephone or telegraph by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in connection therewith.

                          ITEM 1 ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

    Blyth's Board of Directors currently consists of nine members, divided into three classes serving staggered terms of office.

    It is intended that the persons named in the enclosed form of proxy as proxies will, except as noted below, vote FOR the election of the following nominees as directors, to serve until the 2003 Annual Meeting of Stockholders:

                                      Roger A. Anderson
                                      Pamela M. Goergen

    Mr. Anderson and Mrs. Goergen currently serve as directors of Blyth.
Mr. Anderson and Mrs. Goergen were most recently elected as such at the Annual Meeting of Stockholders held on June 4, 1997. The Board of Directors of the Company does not contemplate that any of such nominees will become unable to serve. If, however, any of such nominees should become unable to serve before the Annual Meeting, proxies solicited by the Board of Directors will be voted by the persons named as proxies therein in accordance with the best judgment of such proxies.

                 INFORMATION REGARDING NOMINEES FOR ELECTION AS
                  DIRECTORS AND REGARDING CONTINUING DIRECTORS

    The following table sets forth the name, age, business experience for the past five years and other directorships of each of the Company's directors:

    NAME, AGE AND CURRENT                        PERIOD SERVED AS DIRECTOR
      POSITIONS, IF ANY,                          AND BUSINESS EXPERIENCE
       WITH THE COMPANY                             DURING PAST 5 YEARS
    ---------------------                        -------------------------
NOMINEES FOR ELECTION AT THE 2000 ANNUAL MEETING FOR TERMS EXPIRING IN 2003

Roger A. Anderson (62)          Roger A. Anderson joined the Board of Directors in February
                                1994. Mr. Anderson has also served as a member of the Audit
                                Committee since 1994. From 1979 to the present, Mr. Anderson has been the Chairman of Burlington Management Company and
                                Tair Ltd., investment companies with diversified holdings in the United States and several foreign countries.

Pamela M. Goergen (58)          Pamela M. Goergen joined the Board of Directors in 1984.
                                From 1979 to the present, Mrs. Goergen has been the Vice
                                President and Secretary of The Ropart Group Limited, a
                                private equity investment management firm.

    NAME, AGE AND CURRENT                        PERIOD SERVED AS DIRECTOR
      POSITIONS, IF ANY,                          AND BUSINESS EXPERIENCE
       WITH THE COMPANY                             DURING PAST 5 YEARS
    ---------------------                        -------------------------
CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2002

John W. Burkhart (62)           John W. Burkhart joined the Board of Directors in 1983. Mr.
                                Burkhart has also served as Chairman of the Audit Committee since 1994. Since July 1984, Mr. Burkhart has been the
                                Chairman of the Board of Directors of Breezy Hill
                                Enterprises, Inc., a management services company. Since June
                                1993, Mr. Burkhart has been the Chairman of the Board of
                                Directors and President of MWM Dexter, Inc., a specialty
                                printing company. Since January 1990, Mr. Burkhart has been the Chairman of the Board of Directors of AS Hospitality,
                                Inc., a specialty printing company. Since March 1989, Mr.
                                Burkhart has been a director, since April 1991, the Chairman of the Board of Directors, and since February 1993, the
                                President, of Wellstead Industries, Inc., an industrial
                                supply company ("Wellstead"), which is inactive. Since May
                                1996, Control Resource Systems, Inc., the sole subsidiary of
                                Wellstead, has been in liquidation under the United States
                                Bankruptcy Code.

John E. Preschlack (66)         John E. Preschlack joined the Board of Directors in 1989.
                                Mr. Preschlack has also served as Chairman of the
                                Compensation Committee since 1994. From October 1996 through the present, Mr. Preschlack has been the Chairman and
                                President of JEPCOR, Inc., a private investment company.
                                From 1987 to October 1996, Mr. Preschlack was a Senior
                                Director and Partner of SpencerStuart, an executive search firm.

Frederick H. Stephens, Jr.      Frederick H. Stephens, Jr. joined the Board of Directors in
(68)                            September 1994. Mr. Stephens has also been a member of the
                                Compensation Committee since 1994. From 1992 through June
                                1997, Mr. Stephens was a Vice President and Senior
                                Consultant at Lee Hecht Harrison, Inc., an executive career transition firm. From January 1990 through December 1991,
                                Mr. Stephens was a partner at The Onstott Group, a
                                management consulting company specializing in executive
                                search services. From 1958 to 1989, Mr. Stephens was
                                employed by The Gillette Company, most recently as Vice
                                President of Business Relations and as a corporate officer.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2001

Robert B. Goergen (61)          Robert B. Goergen has been the Chairman of the Company since
Chairman of the Board, Chief    its inception in 1977. He has served as Chief Executive
Executive Officer               Officer of the Company since 1978 and as President since
and President                   March 1994. From 1979 to the present, Mr. Goergen has also served as Chairman of The Ropart Group Limited, a private
                                equity investment management firm, and from 1990 to the
                                present, as Chairman of XTRA Company, a publicly traded
                                trailer leasing company. Mr. Goergen is a director of
                                Bionutrics, a biotech company, and of several private
                                companies.

Neal I. Goldman (55)            Neal I. Goldman joined the Board of Directors in 1991. Mr.
                                Goldman has also served on the Compensation Committee since
                                1994. From 1985 to the present, Mr. Goldman has been the
                                President of Goldman Capital Management, Inc., an investment advisory firm.

    NAME, AGE AND CURRENT                        PERIOD SERVED AS DIRECTOR
      POSITIONS, IF ANY,                          AND BUSINESS EXPERIENCE
       WITH THE COMPANY                             DURING PAST 5 YEARS
    ---------------------                        -------------------------
Howard E. Rose (53)             Howard E. Rose joined the Board of Directors in April 1998.
                                Mr. Rose was also elected Vice Chairman of the Board in
                                April 1998. Mr. Rose served the Company as Vice President
                                and Chief Financial Officer from 1978 to April 1998, and
                                served as Secretary from 1993 to 1996.

DIRECTORS WITH TERMS EXPIRING IN 2000

Roger H. Morley (68)            Roger H. Morley joined the Board of Directors in December
                                1996. Mr. Morley has also served as a member of the Audit
                                Committee since 1996. From 1983 to the present, Mr. Morley has served as Vice President of Schiller International
                                University in Heidelberg, Germany. Mr. Morley is a director of Biogen, Inc., and is also co-managing director of R&R
                                Inventions Ltd., Birmingham, U.K.

    Other than Robert B. Goergen and Pamela M. Goergen, who are husband and wife, there is no family relationship among any of the nominees for election as directors, any continuing directors or any executive officers of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES.

COMPENSATION OF DIRECTORS

    Non-employee directors of the Company receive an annual fee of $10,000, plus reimbursement of out-of-pocket expenses, for their services as directors of the Company. Each member of the Audit Committee and the Compensation Committee also receives a fee of $750 for each meeting attended, and the chairman of each committee receives a fee of $1,500 for each meeting attended by such chairman. Upon each non-employee director's first election as a director, the non-employee director receives stock options to acquire 3,000 shares of Common Stock under the Company's Stock Option Plan for Non-Employee Directors for his or her services as a director. In addition, each non-employee director who is in office on November 15 of any year receives, on the immediately succeeding January 1, an option to acquire 1,500 shares of Common Stock. Directors who are also employees do not receive any additional compensation for their services as directors.

BOARD AND COMMITTEE MEETINGS

    The Board of Directors has established two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee is comprised of Messrs. Anderson, Burkhart and Morley, and oversees the activities of Blyth's independent accountants and internal audit controls. The Audit Committee held three meetings during fiscal year 2000.

    The Compensation Committee is comprised of Messrs. Goldman, Preschlack and Stephens and reviews and makes recommendations to the Board with respect to general compensation and benefit levels, determines the compensation and benefits for the Company's executive officers and administers the Blyth Amended and Restated 1994 Employee Stock Option Plan and qualified and non-qualified retirement plans. The Compensation Committee held three meetings during fiscal year 2000.

    Blyth does not have a standing nominating committee. Instead, the Board of Directors selects nominees for directors.

    The Board of Directors held five regularly scheduled meetings during fiscal year 2000. In fiscal year 2000, each director attended at least 75% of the meetings of the Board of Directors and all applicable committee meetings during the period that such director served as a director.

EXECUTIVE OFFICERS

    The following sets forth the name, age and business experience for the past five years of each of Blyth's executive officers (other than Mr. Goergen), together with all positions and offices held with Blyth by such executive officers. Officers are appointed to serve until the meeting of the Board of Directors following the next Annual Meeting of Stockholders and until their successors have been elected and have qualified:

NAME AND AGE                                             POSITIONS
------------                                             ---------
Richard T. Browning (51)        Richard T. Browning joined the Company as Vice President,
                                Finance in 1997. In April 1998, Mr. Browning was elected
                                Chief Financial Officer. Previously Mr. Browning was
                                President and Chief Executive Officer of Lea & Perrins,
                                Inc., a subsidiary of Groupe Danone. Earlier, he was Chief
                                Financial Officer of the Dannon Yogurt Company, another
                                Groupe Danone subsidiary.

Bruce G. Crain (39)             Bruce G. Crain joined the Company in 1997 as Vice President,
                                Strategic Market Development. From 1997 to March 1999, Mr.
                                Crain was the Senior Vice President of Operations for
                                PartyLite Gifts, Inc. In April 1999, Mr. Crain became
                                President of the Company's European Affiliate Group and Vice
                                President of the Company's Global Support Services. From
                                1994 to 1996, Mr. Crain held a variety of management
                                positions, including Chief Financial Officer for Home
                                Innovations, Inc. From 1989-1993, Mr. Crain was a consultant with McKinsey & Company.

Elwood L. La Forge, Jr. (55)    Elwood L. La Forge, Jr. served as Vice President of Business
                                Development from 1994 until April 1997. In April 1997, Mr.
                                La Forge became President of the Company's Worldwide
                                Affiliate Group and continued to serve as a Vice President of the Company. From 1988 to 1994, Mr. La Forge was Senior
                                Vice President and Chief Financial Officer of Lenox, Inc., a
                                subsidiary of Brown-Forman.

Frank P. Mineo (46)             Frank P. Mineo joined the Company in 1994 as Vice President,
                                Finance and Administration of PartyLite Gifts, Inc. Mr.
                                Mineo became President of PartyLite Central Europe in
                                September 1998. He later was named President of PartyLite
                                Europe. In October 1999, Mr. Mineo became Executive Vice
                                President of PartyLite Gifts, Inc. until being named
                                President of PartyLite Gifts, Inc. in April 2000. From 1976
                                until joining the Company in 1994, Mr. Mineo worked in many capacities for The Gillette Company, most recently as
                                Controller in Europe.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    SECURITY OWNERSHIP OF MANAGEMENT. The following table sets forth, as of April 17, 2000, the number of outstanding shares of the Common Stock beneficially owned by each of the nominees for director; the other current directors; Blyth's Chairman, Chief Executive Officer and President and Blyth's four most highly compensated other executive officers (together, the "Named Executive Officers") individually; Frank P. Mineo, who became an executive officer in April 2000; and all directors and executive officers as a group. Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares reflected as beneficially owned by such stockholder.

                                                                NO. OF     PERCENT
NAME OF BENEFICIAL OWNER                                        SHARES     OF CLASS
------------------------                                      ----------   --------
Robert B. Goergen(1)........................................  13,618,653     27.6%
Roger A. Anderson(2)........................................     412,458        *
John W. Burkhart(3).........................................     594,804      1.2%
Pamela M. Goergen(4)........................................  12,876,667     26.1%
Neal I. Goldman(5)..........................................     127,500        *
Roger H. Morley(6)..........................................       6,000        *
John E. Preschlack(7).......................................     176,710        *
Howard E. Rose(8)...........................................      80,509        *
Frederick H. Stephens, Jr.(9)...............................       9,600        *
Albert A. Bergeron(10)......................................     158,732        *
Richard T. Browning(11).....................................      20,300        *
Bruce G. Crain(12)..........................................      41,000        *
Elwood L. La Forge, Jr.(13).................................      57,003        *
Frank P. Mineo(14)..........................................      45,191        *
All directors and executive officers as a group (14
  persons)..................................................  15,348,460     31.1%

------------------------

*   Less than 1%.

(1) Includes 12,464,787 shares held by Mr. Goergen, 74,997 shares held by Mr. Goergen and Dennis P. Goergen as co-trustees of a trust for the benefit of Alice B. McCool, 232,189 shares held by The Goergen Foundation, Inc., a charitable foundation of which Mr. Goergen is a director, president and sole investment manager, 411,880 shares and vested options held by Pamela M. Goergen, Mr. Goergen's wife, and 434,800 shares held by Ropart Investments LLC, a private investment fund of which Mr. Goergen shares voting and investment power. Mr. Goergen disclaims beneficial ownership of the shares held by Pamela M. Goergen (see footnote (4)). The address of Mr. Goergen is c/o Blyth Industries, Inc., 100 Field Point Road, Greenwich, Connecticut 06830.

(2) Includes 404,958 shares held by Galena Partners, Ltd., a limited partnership of which Mr. Anderson is a managing general partner. Mr. Anderson disclaims beneficial ownership of the shares held by Galena Partners, Ltd. Also includes 7,500 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 17, 2000.

(3) Includes 121,440 shares held by Mr. Burkhart, 189,300 shares held of record by Breezy Hill Enterprises, Inc. Pension Plan, of which Mr. Burkhart is trustee, and 276,564 shares held by Mr. Burkhart's wife. Mr. Burkhart disclaims beneficial ownership of the shares held by his wife. Includes 7,500 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 17, 2000.

(4) Includes 404,380 shares held by Mrs. Goergen and 12,464,787 shares held by Robert B. Goergen, Mrs. Goergen's husband. Mrs. Goergen disclaims beneficial ownership of the shares held by her husband, Robert B. Goergen (see footnote
    (1)). Also includes 7,500 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 17, 2000. The address of Mrs. Goergen is c/o The Ropart Group Limited, 100 Field Point Road, Greenwich, Connecticut 06830.

(5) Includes 123,000 shares held by Mr. Goldman and 4,500 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 17, 2000.

(6) Includes 6,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 17, 2000.

(7) Includes 151,210 shares held by Mr. Preschlack and 18,000 shares held by Jaclyn Holdings, L.P., a limited partnership of which Mr. Preschlack is a general partner. Mr. Preschlack disclaims beneficial ownership of the shares held by Jaclyn Holdings, L.P. Also includes 7,500 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 17, 2000.

(8) Includes 80,509 shares held by Mr. Rose.

(9) Includes 3,600 shares held by Mr. Stephens and 6,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 17, 2000.

(10) Includes 82,732 shares held by Mr. Bergeron and 4,800 shares held by Mr. Bergeron's wife and children. Mr. Bergeron disclaims beneficial ownership of the shares held by his wife and children. Also includes 71,200 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 17, 2000.

(11) Includes 1,000 shares held by Mr. Browning and 300 shares held by Mr. Browning's wife. Mr. Browning disclaims beneficial ownership of the shares held by his wife. Also includes 19,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 17, 2000.

(12) Includes 1,000 shares held by Mr. Crain and 1,000 shares held by Mr. Crain as trustee of a trust for the benefit of Mr. Crain's sister. Also includes 39,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 17, 2000.

(13) Includes 5,003 shares held by Mr. La Forge and 52,000 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 17, 2000.

(14) Includes 591 shares held by Mr. Mineo, 10,458 shares held by Mr. Mineo and his wife and 4,842 shares held by Mr. Mineo and his children. Also includes 29,300 shares issuable upon exercise of options which are exercisable or become exercisable within 60 days of April 17, 2000.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. To the knowledge of the Company, the following table lists each party (other than Mr. Goergen and Mrs. Goergen, whose respective beneficial ownership is disclosed in the immediately preceding table) that beneficially owned more than 5% of the Common Stock outstanding as of such party's Schedule 13G reporting date:

                                                               NO. OF     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                           SHARES     OF CLASS
------------------------------------                          ---------   --------
Alex. Brown Investment Management (1).......................  9,533,400     19.7%
Chieftain Capital Management, Inc. (2)......................  4,257,225      8.9%

------------------------

(1) According to a statement on Schedule 13G dated February 15, 2000 and filed with the Securities and Exchange Commission, Alex. Brown Investment Management, a limited partnership which is 50% owned by Taunus Corporation, beneficially owns 9,533,400 shares. The address of Alex. Brown Investment Management is One South Street, Baltimore, Maryland 21202. According to a separate statement on Schedule 13G dated February 11, 2000 and filed with the Securities and Exchange Commission, Taunus Corporation has reported that it is the beneficial owner of the 9,533,400 shares of Common Stock that are beneficially owned by Alex. Brown Investment Management and that it and its direct and indirect wholly-owned subsidiaries beneficially own an additional 299,695 shares. The address of Taunus Corporation is 31 West 52nd Street, New York, New York 10019. The computation of the percentage of stock owned by Alex. Brown Investment Management is based on the percentages reported in the Schedule 13G.

(2) According to a statement on Schedule 13G dated February 14, 2000 and filed with the Securities and Exchange Commission, Chieftain Capital
    Management, Inc. ("Chieftain") has investment discretion with respect to the 4,257,225 shares and its clients are the direct owners of such securities. Chieftain does not have any economic interest in such shares and its clients have the sole right to receive dividends and proceeds from the sale of such shares. No client of Chieftain has an interest that relates to more than 5% of the shares. The address of Chieftain is 12 East 49(th) Street, New York, New York 10017. The computation of the percentage of stock owned by Chieftain is based on the percentages reported in the Schedule 13G.

                             EXECUTIVE COMPENSATION

    The following table sets forth a summary of all compensation awarded to, earned by or paid for services rendered to Blyth in all capacities during Blyth's fiscal years ended January 31, 2000, 1999, and 1998 by the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL
                                                      COMPENSATION        LONG-TERM
                                                   -------------------   COMPENSATION      ALL OTHER
                                                    SALARY     BONUS        AWARDS      COMPENSATION (1)
NAME AND PRINCIPAL POSITION               YEAR       ($)        ($)      OPTIONS (#)          ($)
---------------------------             --------   --------   --------   ------------   ----------------
Robert B. Goergen, Chairman of the
  Board, Chief Executive Officer and
  President of the Company............    2000     $584,615   $800,000          --          $ 7,700
                                          1999      496,154    650,000          --            7,702
                                          1998      471,154    500,000          --            7,700
Albert A. Bergeron, Vice President of
  the Company and former President of
  Partylite Gifts, Inc................    2000     $370,769   $300,000      10,000          $ 7,700
                                          1999      313,076    250,000      10,000            7,690
                                          1998      271,154    130,000      12,000            7,612
Richard T. Browning, Vice President
  and
  Chief Financial Officer (2).........    2000     $253,846   $104,000      65,000          $16,985
                                          1999      216,923     90,000          --           11,198
Bruce G. Crain, Vice President of the
  Company and President of European
  Affiliate Group (3).................    2000     $232,500   $120,000      65,000          $ 7,700

Elwood L. La Forge, Jr., Vice
  President
  of the Company and President of
  Worldwide Affiliate Group...........    2000     $258,462   $ 25,000      50,000          $57,700
                                          1999      218,847    100,000      10,000           57,702
                                          1998      181,923     90,000          --           57,700

------------------------

(1) Amounts reported as All Other Compensation represent Company contributions for the benefit of the Named Executive Officers to the profit sharing and 401(k) portions of the Company's Retirement Plan. Amounts reported for Richard T. Browning as All Other Compensation also include $9,285 as payment for premiums for long term disability for fiscal year 2000, and $3,498 as payment for premiums for long term disability for fiscal year 1999. Amounts reported for Mr. La Forge as All Other Compensation for fiscal years 1998, 1999 and 2000 also include $50,000 of indebtedness forgiven by the Company. See "Certain Transactions."

(2) Mr. Browning became an executive officer in fiscal year 1999.

(3) Mr. Crain became an executive officer in fiscal year 2000.

        INFORMATION REGARDING STOCK OPTIONS AND STOCK APPRECIATION UNITS

OPTION GRANTS IN FISCAL YEAR 2000

    The following table sets forth certain information concerning grants of stock options to each of Blyth's Named Executive Officers during the fiscal year ended January 31, 2000.

                                       INDIVIDUAL GRANTS (1)                                   POTENTIAL REALIZABLE
                                     --------------------------                              -------------------------
                                                                                             VALUE AT ANNUAL RATES OF
                                                    % OF TOTAL                                         STOCK
                                      NUMBER OF      OPTIONS                                  PRICE APPRECIATION FOR
                                       SHARES       GRANTED TO                                        OPTION
                                     UNDERLYING    EMPLOYEES IN   EXERCISE OR                        TERM (2)
                                       OPTIONS        FISCAL      BASE PRICE    EXPIRATION   -------------------------
NAME                                 GRANTED (1)       YEAR        PER SHARE       DATE          5%           10%
-----------------------------------  -----------   ------------   -----------   ----------   ----------   ------------
Robert B. Goergen..................        --            --             --             --           --             --
Albert B. Bergeron.................    10,000           2.4%        $28.63         9/7/09     $180,100     $  456,300
Richard T. Browning................    15,000           3.6%        $21.88        4/13/09     $206,400     $  523,050
                                       50,000          11.9%        $28.63         9/7/09     $900,500     $2,281,500
Bruce G. Crain.....................    15,000           3.6%        $21.88        4/13/09     $206,400     $  523,050
                                       50,000          11.9%        $28.63         9/7/09     $900,500     $2,281,500
Elwood L. La Forge, Jr.............    50,000          11.9%        $28.63         9/7/09     $900,500     $2,281,500

------------------------

(1) Each of these options was granted pursuant to the Blyth Amended and Restated 1994 Employee Stock Option Plan and is subject to the terms of such plan. These options were granted at an exercise price equal to the fair market value of the Company's Common Stock as determined by the Company's Compensation Committee on the date of grant and, as long as the optionee maintains continuous employment with the Company, vest over a five year period at the rate of 20% on each anniversary of the date of grant, except for options in the amount of 50,000 granted on September 7, 1999 which vest in the third, fourth and fifth years at a rate of 33 1/3% on each anniversary date of the date of grant.

(2) In accordance with the rules of the Securities and Exchange Commission, shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of future increases in the price of its Common Stock.

2000 FISCAL YEAR-END OPTIONS

    The following table sets forth certain information with respect to unexercised options held by each of the Company's Named Executive Officers as of January 31, 2000.

                                  NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED         SHARES
                                         OPTIONS                IN-THE-MONEY OPTIONS        ACQUIRED      VALUE
                                   AT FISCAL YEAR-END          AT FISCAL YEAR-END ($)          ON        RECEIVED
NAME                           (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE   EXERCISE (#)     ($)
----                           ---------------------------   --------------------------   ------------   --------
Robert B. Goergen............                    --                                --             --           --
Albert A. Bergeron...........         54,800/37,200               $647,278/$162,164(1)            --           --
Richard T. Browning..........         16,000/89,000               $       0/$23,438(1)            --           --
Bruce G. Crain...............         36,000/89,000               $  30,870/$44,018(1)            --           --
Elwood L. La Forge, Jr.......         48,500/61,000               $      753,375/$0(1)            --           --

------------------------

(1) Messrs. Bergeron, Browning, Crain and La Forge hold options to purchase Common Stock. The value of an "in the money" option represents the difference between the exercise price of such option and $23.4375, the closing price on the New York Stock Exchange, Inc. on January 31, 2000, multiplied by the total number of shares subject to the exercisable or unexercisable portion of the option, as the case may be.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Goldman, Preschlack and Stephens served as members of the Compensation Committee in fiscal year 2000. None of such committee members
(i) was, during fiscal year 2000, an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries, or (iii) had any relationship requiring disclosure by the Company pursuant to any paragraph of Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. No executive officer served as an officer, director, or member of a compensation committee of any entity for which an executive officer or director is a member of the Compensation Committee of the Company or the Company's Board of Directors.

OMISSION OF CERTAIN TABLES

    Information that would be provided in tabular form with respect to repricings of options or SAR's or awards under long-term incentive plans is not applicable and has been omitted.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of the Company and holders of more than 10% of the Company's Common Stock to file reports regarding beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and the New York Stock Exchange, Inc. Based upon a review of the filings furnished to the Company and on representations from its directors and executive officers, all filing requirements of Section 16(a) of said Act were complied with during fiscal year 2000, except that Albert A. Bergeron filed an amended Form 4 in January 2000 to correct certain information on the original Form 4 filing for a transaction in September 1999.

                              CERTAIN TRANSACTIONS

    On March 17, 1995, the Company made a $350,000 loan to Elwood L. La Forge, Jr., a Vice President of the Company and President of the Company's Worldwide Affiliate Group, in order to facilitate Mr. La Forge's relocation and acquisition of a residence. Interest on the loan accrues at 5% per annum and the loan is secured by a second mortgage on Mr. La Forge's residence. The loan is payable in seven annual installments, and is payable in full upon the termination of Mr. La Forge's employment by the Company. To date, the Company has forgiven each annual installment of principal payable by Mr. La Forge. The largest amount outstanding during fiscal year 2000 was $250,000, and as of April 28, 2000, the aggregate outstanding principal amount of the loan was $150,000.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE FOLLOWING COMPARISON OF TOTAL STOCKHOLDER RETURN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR SHALL THEY BE DEEMED TO BE SOLICITING MATERIAL OR DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee (the "Committee") is responsible for developing and overseeing compensation policies that are designed to attract, motivate, reward and retain the broad-based management talent required to achieve the Company's corporate objectives and increase stockholder value. The Committee believes that corporate performance and, in turn, stockholder value will be enhanced by a compensation system which supports and reinforces the Company's key operating and strategic goals while aligning the financial interests of the Company's management with those of the stockholders.

    The Company's compensation program for management consists of a base salary, an incentive bonus program, a stock option program plus a benefits package. The base salary and annual incentive bonus program components of the compensation program have been in effect for a number of years. The stock option component of the compensation program was adopted by the Board of Directors in March 1994 and approved by the stockholders at the March 1994 meeting as the Company was preparing its initial public offering of Common Stock in May 1994. The annual incentive bonus program for management is the principal short-term incentive compensation program of the Company tied, for the most part, to achieving specific financial and management objectives. Cash bonuses are paid following the conclusion of the Company's fiscal year.

    Under the Company's long-term incentive program, the Committee reviews and approves proposed grants of long-term incentive compensation in the form of stock options. The Committee considers stock options to be an important means of ensuring that management focuses on achieving continuing increases in the profitability of the Company which should enhance the value of its Common Stock. Because the value of stock options is entirely a function of the value of the Company's Common Stock, the Committee believes that this component of the Company's compensation policy directly aligns the interests of management with those of all of the Company's stockholders.

    The process of determining base salary begins with establishing an appropriate salary range for each officer. Each officer's range is based upon the particular duties and responsibilities of the officer, as well as salaries for comparable positions with other companies. No written or formal list of specific companies is prepared. Instead, the Compensation Committee is provided with various sources of information about executive compensation at other companies, as reported in salary surveys published by various organizations. The Committee, together with Robert B. Goergen, the Chairman, President and Chief Executive Officer (the "CEO"), uses these sources and makes a determination of appropriate ranges for each member of management. The base salary of each individual is set within a range considered appropriate in the judgment of management and the Committee, based on an assessment of the particular responsibilities and performance of such officer, the compensation practices in other companies, and trends in the economy in general during the immediately preceding year. The salaries of the Company's management are believed, based on the Committee's experience with respect to compensation practices, to be at approximately the median of the range of the universe considered to be relevant in the judgment of the Compensation Committee.

    Annual incentive cash bonus awards are based upon the extent to which the Company and its subsidiaries meet or exceed specified financial goals (such as meeting or exceeding sales and operating budgets and achieving target levels of earnings before interest and taxes and return on equity) established by executive management and the Board of Directors at the beginning of the Company's fiscal year. Incentive awards are also based on an individual's performance in achieving specific annual management objectives which may or may not be quantifiable. Annually, the nature and extent of each individual's major accomplishments and contributions for the year are determined through written information compiled by the CEO, the Vice President-Organizational Development, and others familiar with the individual's performance. With regard to all members of management other than the CEO, the CEO evaluates the information and makes appropriate recommendations to the Committee. The Committee then makes the final determination of management bonuses.

    The compensation of the CEO is reviewed in a manner similar to the foregoing. Based largely upon the Committee's experience with respect to compensation practices and, to a lesser extent, on other information such as salary surveys, the Committee first establishes a base salary for the CEO. An incentive bonus plan for the CEO is structured in a similar manner as the plan for other executive officers. Under this incentive plan, the incentive bonus will be awarded annually as a percentage of base salary, depending on overall corporate performance. This incentive plan is established with a total cash compensation amount (base salary plus incentive bonus) in mind considering all relevant information on comparable companies and available salary survey data.

    The adoption of the Company's Annual Incentive Compensation Plan, assuming it is approved by the stockholders (see Item 4, below), is not expected to have a material impact on the procedures that are followed by the Compensation Committee in determining annual incentive awards.

    Stock option grants are awarded by the Compensation Committee annually, with the exception of executives who may be hired or promoted in the course of the fiscal year, in which case the Committee may grant awards during the year. Annual stock option grants take into account the individual executive's performance, longer-term contributions to the Company, as well as the importance of the position itself and external competitive practices. In fiscal year 2000, the Company awarded 419,500 options (in awards ranging from 1,000 options to 50,000 options) to 57 executives under the Employee Plan.

JOHN E. PRESCHLACK,            NEAL I. GOLDMAN                FREDERICK H. STEPHENS, JR.
CHAIRMAN

                     COMPARISON OF TOTAL STOCKHOLDER RETURN

    The performance graph set forth below reflects the yearly change in the cumulative total stockholder return (price appreciation and reinvestment of dividends) on the Company's Common Stock compared to the S&P 500 Index, the Russell 1000 Index, and the S&P 400 Midcap Index for the five fiscal years ended January 31, 2000. The graph assumes the investment of $100 in Company stock and such indexes over the five-year period.

    The Company believes that it is unique and does not have comparable industry peers. Since the Company's competitors are typically not public companies or are themselves subsidiaries or divisions of public companies engaged in multiple lines of business, the Company believes that it is not possible to compare the Company's performance against that of its competition. In the absence of a satisfactory peer group, the Company believes that it is appropriate to compare the Company to companies comprising the Russell 1000 and the S&P 400 Midcap Indexes.

                    BLYTH INDUSTRIES, INC. PERFORMANCE GRAPH
                     COMPARISON OF TOTAL STOCKHOLDER RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                1/31/95  1/31/96  1/31/97  1/31/98  1/31/99  1/31/00
Blyth
Industries          100      199      264      304      297      250
S&P 500             100      135      167      208      272      296
S&P 400 Midcap      100      129      155      191      220      253
Russell 1000        100      135      166      206      266      294

Dollars

         ITEM 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The proxy, unless otherwise directed thereon, will be voted for a resolution ratifying the action of the Board appointing the firm of PricewaterhouseCoopers as independent accountants to make an audit of the accounts of the Company for fiscal year 2001. PricewaterhouseCoopers has audited the Company's financial statements since fiscal year 1998. The names of the Directors currently serving on the Audit Committee are set forth on page 5 under the heading "Board and Committee Meetings." The vote required for ratification is a majority of shares voting. If the resolution is rejected, or if PricewaterhouseCoopers declines to act or becomes incapable of acting, or if their employment is discontinued, the Board, on the Audit Committee's recommendation, will appoint other accountants whose continued employment after the Annual Meeting may be, but is not required to be, subject to ratification by the stockholders. A representative of PricewaterhouseCoopers will be present at the Annual Meeting to respond to appropriate questions of stockholders and to make a statement if he or she so desires.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                            ITEM 3 THE EMPLOYEE PLAN

    The Employee Plan provides for the grant of "incentive stock options" intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and also permits nonqualifying options to be granted.

    On December 9, 1999, the Board of Directors unanimously approved an amendment to the Company's 1994 Employee Stock Option Plan, subject to stockholder approval, to increase the number of shares reserved for issuance upon exercise of options granted thereunder from 1,880,000 to 2,880,000. On March 30, 2000, the Board of Directors unanimously approved an additional amendment to such plan, subject to stockholder approval, to increase the number of shares reserved for issuance upon exercise of options granted thereunder on an annual basis during the term of the plan, commencing February 1, 2001. As so amended, Section 3(A) of the Employee Plan now provides as follows (subject to stockholder approval):

    3.  SHARES OF STOCK SUBJECT TO THE PLAN

       (A) NUMBER OF SHARES.

        Subject to the provisions of Section 9 (relating to adjustments upon changes in capital structure and other corporate transactions), the number of shares of Common Stock subject at any one time to Options granted under the Plan, plus the number of shares of Common Stock theretofore issued and delivered pursuant to the exercise of Options granted under the Plan shall not exceed the sum of (i) 2,880,000 shares plus (ii) an additional number of shares, which are to be added on February 1, 2001, and each anniversary thereof during the term of the Plan (an "Anniversary Date"), equal to the lesser of (A) three-quarters of one percent (0.75%) of the total outstanding shares of Common Stock of the Company on the applicable Anniversary Date and
    (B) 600,000 shares. In no event may the number of shares of Common Stock subject at any one time to Options granted under the Plan, plus the number of shares of Common Stock theretofore issued and delivered pursuant to the exercise of Options granted under the Plan exceed 5,280,000 shares. If and to the extent that Options granted under the Plan terminate, expire or are cancelled without having been fully exercised, new Options may be granted under the Plan with respect to the shares of Common Stock covered by the unexercised portion of such terminated, expired or cancelled Options.

    The Employee Plan is intended to further the growth and success of the Company and its subsidiaries by enabling officers and employees of the Company and any of its subsidiaries to acquire shares of Common Stock of the Company, thereby increasing their personal interest in such growth and success, and to provide a means of rewarding outstanding performance by such persons to the Company and/or its subsidiaries. The Board of Directors believes that the granting of options under the Employee Plan has been a significant factor in attracting and retaining competent and experienced management. The Board of Directors believes that additional shares of Common Stock should be made available for the grant of future options to allow the Company to continue to provide an incentive program for employees.

    The complete text of the Employee Plan, as amended and restated, is incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed April 17, 2000 and the following description is qualified in its entirety by the text of the Employee Plan.

    DESCRIPTION OF THE EMPLOYEE PLAN. In 1994, the Board of Directors and stockholders of the Company adopted and approved the Company's 1994 Employee Stock Option Plan, which then authorized the issuance of an aggregate of 1,380,000 options to purchase shares of Common Stock to officers and key employees of the Company and its subsidiaries, including employees who are also directors. In 1998, the Board of Directors and stockholders of the Company subsequently adopted and approved an amendment to such plan to increase the number of shares reserved for issuance upon exercise of options by an additional 500,000 shares. As of April 17, 2000, 2,090,707 shares were reserved for issuance upon exercise of options previously granted under the Employee Plan and 427,001 shares were reserved for the grant of future options (in each case, assuming stockholder approval of the Employee Plan). Through April 17, 2000, options for 362,292 shares granted under the Employee Plan have been exercised.

    If there is a stock split, stock dividend or other change in the Company's capitalization during the term of outstanding options, the aggregate number of shares of Common Stock for which options may be granted under the Employee Plan, the number of shares of Common Stock subject to outstanding options and the exercise price of outstanding options shall be appropriately and proportionately adjusted to reflect the same. If any outstanding option, or a portion thereof, expires or is terminated without having been exercised in full, the Common Stock subject to the portion of such option not so exercised shall be available for subsequent grants under the Employee Plan. The Employee Plan will terminate on May 18, 2004.

    The Employee Plan is administered by a Compensation Committee (the "Compensation Committee"), which must consist of two or more disinterested directors, as defined in the Employee Plan. The following persons presently serve on the Compensation Committee: Neal I. Goldman, John E. Preschlack and Frederick H. Stephens, Jr.

    The Compensation Committee determines which of the Company's officers and employees will receive options, the time when options are granted, whether the options are to be incentive stock options or non-qualified stock options, the terms of such options, the exercise date of any options and the number of shares subject to options.

    Members of the Compensation Committee are not eligible to receive options under the Employee Plan. Directors who are also employees are eligible to receive options under the Employee Plan. Non-employee directors are not eligible to receive options under the Employee Plan. The class of eligible officers and other employees of the Company and its subsidiaries consist of approximately 150 persons. Because the granting of options is within the discretion of the Compensation Committee, the benefits or amounts to be received by each of the classes of persons eligible for grants may not presently be determined.

    The exercise price of incentive stock options granted under the Employee Plan may not be less than 100% of the fair market value of the Common Stock at the time of grant and the term of any option may not exceed ten years. With respect to any employee who owns stock representing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares at the time of grant and the term of such option may not exceed five years.

    The exercise price of a non-qualified stock option is determined by the Compensation Committee on the date the option is granted. However, the exercise price of a non-qualified stock option may not be less than 100% of the fair market value of the Common Stock at the time of grant. The fair market value of the Common Stock for purposes of the Employee Plan is generally based upon a reasonable method of valuation using market quotations adopted in good faith by the Compensation Committee, provided such method of valuation is permitted by applicable law.

    Options granted under the Employee Plan are nontransferable and, with certain exceptions in the event of the death or disability of an optionee, may be exercised by the optionee only during employment and within three months thereafter. Options granted under the Employee Plan typically vest over a five-year period and expire after ten years, but may be subject to other vesting periods or other provisions regarding the time of exercisability.

    The maximum number of shares of Common Stock with respect to which options may be granted under the Plan to any employee in any calendar year may not exceed 100,000 shares (subject to adjustments for stock splits, reverse stock splits, stock dividends, stock combinations or other similar events).

    Upon the grant of either an incentive stock option or a nonqualifying option, neither the Company nor the employee incurs any federal income tax consequences. Furthermore, upon exercise of an incentive stock option, neither the Company nor the employee incurs any federal income tax consequences. Rather, the employee is taxed upon disposition of the stock acquired pursuant to the exercise of the incentive stock option. If the employee sells the stock within two years of the date of grant of the option and within one year of the date of exercise, the sale of the stock is treated as a disqualifying disposition of the option. In general, if the stock is sold in such a disqualifying disposition, the employee will be deemed to have incurred ordinary income, and the Company will be entitled to a corresponding deduction, in each case in an amount equal to the gain on such sale of stock. Such gain will be equal to the lesser of
(x) the fair market value of the Common Stock on the date of exercise minus the exercise price and (y) the amount realized upon disposition of the stock minus the exercise price. If the applicable holding periods with respect to stock acquired upon exercise of an incentive stock option are satisfied, the gain upon the employee's sale of the stock will be treated as capital gain and the Company will receive no deduction. In general, upon exercise of a nonqualifying option, the employee incurs ordinary income measured by the difference between the exercise price and the fair market value of the Common Stock as determined, with certain exceptions, on the date of exercise, and the Company receives a corresponding deduction as a compensation-related business expense. When the employee subsequently disposes of the stock acquired upon exercise of a nonqualifying option, he or she will recognize capital gain or loss (assuming the shares are held as a capital asset) in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the selling price. The foregoing paragraph is not intended to be a complete statement of applicable law and it is based upon the federal income tax laws in effect on the date of this Proxy Statement.

    The Employee Plan is not an employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974, and the provisions of Section 401(a) of the Code are not applicable to the Employee Plan.

    The Board may at any time prior to May 18, 2004 modify and amend the Employee Plan in any respect. However, the approval of the holders of a majority of the votes that may be cast by all of the holders of shares of Common Stock and preferred stock of the Company, if any, entitled to vote (voting as a single class) must be obtained prior to any such amendment becoming effective if such approval is required by law or is necessary to comply with regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended, or with Section 422 of the Code or the regulations promulgated by the Treasury Department thereunder.

    OPTIONS GRANTED UNDER THE EMPLOYEE PLAN. The chart below indicates the number of options that have been granted as of April 17, 2000 pursuant to the Employee Plan to (i) the Named Executive Officers, (ii) all current executive officers (other than the Named Executive Officers), as a group, (iii) all current directors who are not executive officers, as a group, and (iv) all employees, including all current officers who are not executive officers, as a group.

GRANTEE                                                       NUMBER OF OPTIONS GRANTED
-------                                                       -------------------------
Robert B. Goergen...........................................                 --
Albert A. Bergeron..........................................             92,000
Richard T. Browning.........................................            105,000
Bruce G. Crain..............................................            125,000
Elwood L. La Forge, Jr......................................            127,500
All other executive officers as a group(1)..................             88,000
All non-employee directors as a group.......................                 --
All other employees as a group..............................          1,410,999

------------------------

(1) This group is comprised of Frank P. Mineo only.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE EMPLOYEE PLAN.

    ITEM 4 BLYTH INDUSTRIES, INC. ANNUAL INCENTIVE COMPENSATION PLAN (2000)

    In order to enable the Company to continue to attract, reward and retain employees whose efforts are largely responsible for the Company's overall success and to qualify annual cash bonus payments to certain executive officers for the tax treatment afforded to performance-based compensation under
Section 162(m) of the Code, the Board of Directors has adopted the Blyth Industries, Inc. Annual Incentive Compensation Plan (2000) (the "Annual Incentive Compensation Plan"), subject to stockholder approval.

    SUMMARY OF THE ANNUAL INCENTIVE COMPENSATION PLAN. The following summary of the Annual Incentive Compensation Plan is qualified in its entirety by reference to the complete text of the Blyth Industries, Inc. Annual Incentive Compensation Plan (2000), which is attached to this Proxy Statement as Exhibit A.

    The Compensation Committee of the Board of Directors of the Company, which is comprised solely of outside directors of the Company, is authorized to administer the Annual Incentive Compensation Plan in accordance with its terms. Each year, the Committee will select participants from amongst the officers and key employees of the Company and its subsidiaries. The Committee will establish target awards for the year by salary grade or other standards as well as a target award pool, which is the sum of the target awards for such year for all participants. The Committee will also establish target financial goals for such year under which from 25% to 200% of the target award pool can become available for payment. Target awards are based on the Company's net income, aggregate sales, return on equity and/or earnings per share.

    After the close of the fiscal year, the Compensation Committee will determine what part of the target award pool is available for payment based on the achievement of the target financial goals. Based upon these results and upon management's assessments of each participant's individual performance during the year, the Committee will determine what part, if any, of the participant's target award shall be paid. The Committee is under no obligation to pay all of the available target award pool for a year; in any event, the total amount paid under the Annual Incentive Compensation Plan for a year may not exceed 200% of the target award pool for such year. Moreover, no participant who is a "covered employee" under Section 162(m) of the Code may receive an annual award under this Plan greater than 150% of the lesser of such employee's base salary or $1,000,000.

    All payments under the Annual Incentive Award Plan will be made in cash as soon as practicable after the close of a fiscal year, except to the extent that a participant elects to defer a portion of such payment pursuant to the Company's Non-Qualified Deferred Compensation Plan.

    The affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required for approval of the proposal to adopt the Annual Incentive Compensation Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE ANNUAL INCENTIVE COMPENSATION PLAN.

ITEM 5 APPROVAL OF AMENDMENT TO COMPANY'S RESTATED CERTIFICATE OF
                               INCORPORATION

    The Board of Directors has unanimously adopted a resolution approving and declaring the advisability of an amendment to the Company's Restated Certificate of Incorporation that would change the name of the Company to "Blyth, Inc." Specifically, the proposed amendment would amend Article I of the Company's Restated Certificate of Incorporation to read in its entirety as follows:

    The name of the Company is Blyth, Inc. (hereinafter referred to as the "Company").

    The Board is recommending that the name of the Company be changed since it believes that the new name will more accurately reflect the business and purpose of the Company and its position as the leading manufacturer and marketer of home fragrance products, including scented candles, candle accessories, potpourri, outdoor citronella candles, environmental fragrance products, decorative gift bags and tags, and seasonal decorations, to consumers and institutional customers. If the proposed amendment is adopted, stockholders will not be required to exchange outstanding stock certificates for new certificates. Approval of the proposed amendment requires the affirmative vote of a majority of the outstanding shares of the Common Stock of the Company entitled to vote at the Annual Meeting. If approved by the stockholders, the amendment to Article I will become effective upon the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment to the Company's Restated Certificate of Incorporation, which filing is expected to take place shortly after the Annual Meeting. However, the Board of Directors will be authorized, without further vote of the stockholders, to abandon the name change and determine not to file the Certificate of Amendment if the Board concludes that such action would be in the best interests of the Company and its stockholders. If the proposed amendment is not approved by the stockholders, then the Certificate of Amendment will not be filed and the Company's name will not be changed.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received at the Company's principal executive offices located at 100 Field Point Road, Greenwich, Connecticut 06830,
Attention: Bruce D. Kreiger, Secretary, on or before December 31, 2000 for consideration for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. In addition, if a stockholder fails to provide the Company notice of any stockholder proposal on or before the 60th day prior to the date of the Company's 2001 Annual Meeting of Stockholders, then the Company's management proxies will be entitled to use their discretionary voting authority if such stockholder proposal is raised at the Annual Meeting of Stockholders without any discussion of the matter in the proxy statement.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Company's management does not know of any business, other than that mentioned above, which will be presented for consideration at the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in accordance with their best judgment on such matters.

                              FINANCIAL STATEMENTS

    The Company's audited consolidated financial statements as at January 31, 2000 and 1999, and for the periods ended January 31, 2000, 1999, and 1998, are included as part of the Annual Report on Form 10-K which accompanies this Proxy Statement.

                                          By Order of the Board of Directors,
                                          Bruce D. Kreiger, Secretary

April 28, 2000

                                                                       EXHIBIT A

                             BLYTH INDUSTRIES, INC.
                   ANNUAL INCENTIVE COMPENSATION PLAN (2000)

    1. PURPOSE. The purpose of the Blyth Industries, Inc. Annual Incentive Compensation Plan (2000) (the "Plan") is to provide Blyth Industries, Inc. (the "Company") and its subsidiaries with an effective means of attracting, retaining and motivating officers and other key employees and to provide them with incentives to enhance the growth and profitability of the Company.

    2. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective as of February 1, 2000, subject to approval by the Stockholders of the Corporation.

    3. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (which Committee shall be comprised solely of outside directors as such term is used in
Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code")). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

    4. ELIGIBILITY. Incentive Compensation awards under the Plan for any fiscal year of the Company ("Fiscal Year") may be granted to those key employees and officers (including officers who are directors) of the Company and its subsidiaries ("Participants"), who shall be selected by the Committee after consideration of management's recommendations. Subsidiaries shall mean any business entity in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock.

    5. ANNUAL INCENTIVE POOL DETERMINATION. As soon as practicable either before or after the beginning of each Fiscal Year, the Committee shall designate a list of Participants for such Fiscal Year, designate target awards by salary grade or such other standard determined by the Committee and establish a target award pool, which shall be the sum of target awards for all Participants. Only officers and other key employees shall be eligible to be included in the list of Participants. The Committee shall also determine target financial goals for the year which shall be based on a combination of one or more of the following criteria: the Company's net income, aggregate sales, return on equity and/or earnings per share. The Committee shall construct a schedule around such goals that would result in the earning of up to 200% of the target award pool depending upon what percentage of the financial goals was achieved. As soon as practicable after the end of the Fiscal Year, the Committee shall determine the percentage of the target award pool available for payment based upon such schedule and after considering management's recommendations, if any, that the effect of unusual items on the financial results for such Fiscal Year be excluded from the calculations, provided, however, that no such adjustment in the calculations shall be applied to any participant determined by the Committee
(i) to be a covered employee as defined in Section 162(m) of the Internal Revenue Code for the preceding Fiscal Year or (ii) likely to be such a covered employee for the current or next following Fiscal Year (hereafter referred to as a "covered employee").

    6. AWARD DETERMINATION. As soon as practicable after the end of the Fiscal Year, the Committee shall certify in writing whether the target financial goals have been met. If so, the Committee shall approve incentive award payments to Participants which are based both on the size of the target award pool available and upon management's assessment of the Participant's individual performance during the Fiscal Year but in no event may the Committee increase an award to a participant deemed to be a covered employee over such amounts payable based on the objective criteria established at the outset of the Fiscal Year for which the award is made, nor shall the maximum award for a Fiscal Year payable to any such covered employee exceed 150% of the lesser of such employee's base salary or $1,000,000. The Committee shall have no obligation to pay out all of the award pool for a Fiscal Year, but in no event can the total amount paid exceed 200% of the target award pool for such Fiscal Year. Except as provided in Section 8 with respect to deferred awards, Participants must be employed by the Company or one of its subsidiaries as of the payment date under Section 7 to be eligible for award payments, provided, that if the Participant's employment is terminated prior to the payment date by reason of death, retirement, disability, or any other reason with the consent of the Committee, the Committee, in its sole discretion, may provide for an award payment to that Participant or the Participant's Designated Beneficiary, if applicable.

    7. FORM OF PAYMENT. All awards approved by the Committee for payment, unless deferred under Section 8, shall be paid in cash as soon as practicable after the end of the Fiscal Year.

    8. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are applicable to this Plan:

        (a) Except in the event of the death of a Participant, the rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred.

        (b) No employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any employee or other person any right to be retained in the employ of the Company.

        (b) The Company shall have the right to deduct from all payments made under the Plan any taxes required by law to be withheld with respect to such payments.

        (d) The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

        (e) Each Participant shall designate in a manner determined by the Committee a beneficiary (the "Designated Beneficiary") to receive payments due hereunder in the event of such Participant's death. If no Designated Beneficiary survives the Participant, it shall be the surviving spouse of the Participant or, if there is no surviving spouse, it shall be the estate of the Participant.

        (f) A Participant may elect to defer payment of an award pursuant to, and to the extent permitted by, the Company's Non-Qualified Deferred Compensation Plan.

    9. TERMINATION. The Committee may amend, suspend, or terminate any or all provisions of the Plan at any time, provided that no such amendment, suspension or termination shall result in the disqualification of an award as "performance based compensation" as such term is used in Section 162(m) of the Code nor shall it adversely affect, without the Participants' consent, any awards previously granted to them.

    10. OTHER PLANS OR PAYMENTS. Nothing in this Plan shall be construed as limiting the authority of the Committee, the Board of Directors, the Company or any subsidiary, to establish any other deferred compensation plan or as in any way limiting their authority to pay bonuses or other supplemental compensation to any persons employed by the Company or a subsidiary, whether or not such person is a Participant in this Plan and regardless of how the amount of such compensation or bonus is determined.

                             BLYTH INDUSTRIES, INC.

                         1994 EMPLOYEE STOCK OPTION PLAN


                   (AMENDED AND RESTATED AS OF MARCH 30, 2000)

1.       PURPOSE OF THE PLAN.

         The purpose of the amended and restated BLYTH INDUSTRIES, INC. 1994 EMPLOYEE STOCK OPTION PLAN (the "Plan") is (i) to further the growth and success of Blyth Industries, Inc., a Delaware corporation (the "Company"), and its Subsidiaries (as hereinafter defined) by enabling officers and employees of the Company and any of its Subsidiaries to acquire shares of Common Stock, $.02 par value (the "Common Stock"), of the Company, thereby increasing their personal interest in such growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries. Options granted under the Plan may be either "incentive stock options" ("ISOs"), intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("NSOs"). For purposes of the Plan, the terms "Parent" and "Subsidiary" shall mean "Parent Corporation" and "Subsidiary Corporation", respectively, as such terms are defined in Sections 424(e) and (f) of the Code. Unless the context otherwise requires, any ISO or NSO shall hereinafter be referred to as an "Option".

         This amended and restated Plan increases the number of shares issuable upon exercise of options granted under the Plan (i) by 1,000,000 shares to 2,880,000 shares, and (ii) on an annual basis commencing February 1, 2001.


2.       ADMINISTRATION OF THE PLAN.

         (a)      STOCK OPTION COMMITTEE.

         So long as the Plan shall be required to comply with Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in order to permit transactions pursuant to the Plan by officers and employee directors of the Company to be exempt from the provisions of Section 16(b) of the 1934 Act, the Plan shall be administered by a committee (the "Committee") consisting of two or more directors appointed to such Committee from time to time by the Board of Directors of the Company (the "Board"), and each member of the Committee, at the effective date of his or her appointment to the Committee, shall be a "non-employee director" within the meaning of Rule 16b-3. The members of the Committee may be removed at any time either with or without cause by the Board. Any vacancy on the Committee, whether due to action of the Board or any other cause, shall be filled by the Board. The term "Committee" shall, for all purposes of the Plan other than this Section 2, be deemed to refer to the Board if the Board is administering the Plan.

         (b)      PROCEDURES.

         The Committee shall from time to time select a Chairman from among its members and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. A majority of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the actions of the Committee; PROVIDED, HOWEVER, that if the Committee consists of only two members, both shall be required to constitute a quorum and to act at a meeting or to approve actions in writing.

         (c)      INTERPRETATION.

         Except as otherwise expressly provided in the Plan, the Committee shall have all powers with respect to the administration of the Plan, including, without limitation, full power and authority to interpret the provisions of the Plan and any Option Agreement (as defined in Section 5(b)), and to resolve all questions arising under the Plan. All decisions of the Board or the Committee, as the case may be, shall be conclusive and binding on all participants in the Plan.

3.       SHARES OF STOCK SUBJECT TO THE PLAN.

         (a)      NUMBER OF SHARES.

         Subject to the provisions of Section 9 (relating to adjustments upon changes in capital structure and other corporate transactions), the number of shares of Common Stock subject at any one time to Options granted under the Plan, plus the number of shares of Common Stock theretofore issued and delivered pursuant to the exercise of Options granted under the Plan shall not exceed the sum of (i) 2,880,000 shares plus (ii) an additional number of shares, which are to be added on February 1, 2001, and each anniversary thereof during the term of the Plan (an "Anniversary Date"), equal to the lesser of (A) three-quarters of one percent (0.75%) of the total outstanding shares of Common Stock of the Company on the applicable Anniversary Date and (B) 600,000 shares. In no event may the number of shares of Common Stock subject at any one time to Options granted under the Plan, plus the number of shares of Common Stock theretofore issued and delivered pursuant to the exercise of Options granted under the Plan exceed 5,280,000 shares. If and to the extent that Options granted under the Plan terminate, expire or are cancelled without having been fully exercised, new Options may be granted under the Plan with respect to the shares of Common Stock covered by the unexercised portion of such terminated, expired or cancelled Options.

         (b)      CHARACTER OF SHARES.

         The shares of Common Stock issuable upon exercise of an Option granted under the Plan shall be (i) authorized but unissued shares of Common Stock, (ii) shares of Common Stock held in the Company's treasury or (iii) a combination of the foregoing.

         (c)      RESERVATION OF SHARES.

         The number of shares of Common Stock reserved for issuance under the Plan shall at no time be less than the maximum number of shares which may be purchased at any time pursuant to outstanding Options.

4.       ELIGIBILITY.

         (a)      GENERAL.

         Options may be granted by the Committee under the Plan only to persons who are officers or employees (including directors who are officers or employees) of the Company or any of its Subsidiaries. Options granted under the Plan shall be, in the discretion of the Committee, either ISOs or NSOs. Notwithstanding the foregoing, Options may be conditionally granted to persons who are prospective employees of the Company or any of its Subsidiaries; PROVIDED, HOWEVER, that any such conditional grant of an ISO to a prospective employee shall, by its terms, become effective no earlier than the date on which such person actually becomes an employee.

         (b)      EXCEPTIONS.

         Notwithstanding anything contained in Section 4(a) to the contrary:

                           (i) no ISO may be granted under the Plan to an employee who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiaries, if any, unless (A) the Option Price (as defined in Section 6(a)) of the shares of Common Stock subject to such ISO is fixed at not less than 110% of the Fair Market Value on the date of grant (as determined in accordance with Section 6(b)) of such shares and (B) such ISO, by its terms, is not exercisable after the expiration of five years from the date it is granted; and

                           (ii) no Option may be granted to a person (A) who has been appointed pursuant to Section 2(a) to serve on the Committee effective as of a future date at any time during the period from the date such appointment is made to the date such appointment is to become effective or (B) who is serving as a member of the Committee.

5.       GRANT OF OPTIONS.

         (a)      GENERAL.

         Options may be granted under the Plan at any time and from time to time on or prior to the Expiration Date (as defined in Section 12). Subject to the provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine:

                           (i) the persons (from among the class of persons eligible to receive Options under the Plan) to whom Options shall be granted (the "Optionees");

                           (ii) the time or times at which Options shall be granted;

                           (iii) the number of shares subject to each Option;

                           (iv) the Option Price of the shares subject to each Option, which price shall be not less than the minimum specified in
         Section 4(b)(i) or 6(a) (as applicable); and

                           (v) the time or times when, or the occurrence of the event or events upon which, each Option shall become exercisable and the duration of the exercise period.

         (b)      OPTION AGREEMENTS.

         Each Option granted under the Plan shall be designated as an ISO or an NSO and shall be subject to the terms and conditions applicable to ISOs and/or NSOs (as the case may be) set forth in the Plan. In addition, each Option shall be evidenced by a written agreement (an "Option Agreement"), containing such terms and conditions and in such form, not inconsistent with the Plan, as the Committee shall, in its discretion, provide. Each Option Agreement shall be executed by the Company and the Optionee.

         (c)      NO EVIDENCE OF EMPLOYMENT.

         Nothing contained in the Plan or in any Option Agreement shall confer upon any Optionee any right with respect to the continuation of his or her employment by the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary (subject to the terms of any separate agreement to the contrary), at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

         (d)      DATE OF GRANT.

         The date of grant of an Option under the Plan shall be the date as of which the Committee approves the grant; PROVIDED, HOWEVER, that in the case of an ISO, the date of grant shall in no event be earlier than the date as of which the Optionee becomes an employee of the Company or one of its Subsidiaries.


6.       OPTION PRICE.

         (a)      GENERAL.

         Subject to Section 9, the price (the "Option Price") at which each share of Common Stock subject to an Option granted under the Plan may be purchased shall be determined by the Committee at the time the Option is granted; PROVIDED, HOWEVER, that in the case of an ISO (subject to Section 4(b)(i)) or an NSO, such Option Price shall in no event be less than 100% of the Fair Market Value on the date of grant (as determined in accordance with Section 6(b)) of such share of Common Stock; and PROVIDED FURTHER, HOWEVER, that, in the case of an Option granted effective on the Effective Date (as defined in Section 7(a)), such Option Price shall be the initial public offering price per share of the Common Stock.

         (b)      DETERMINATION OF FAIR MARKET VALUE.

         Subject to the requirements of Section 422 of the Code, for purposes of the Plan, the "Fair Market Value" of shares of Common Stock shall be equal to:

                           (i) if such shares are publicly traded, such price as may be determined based upon a reasonable method of fair market valuation using market quotations adopted in good faith by the Committee for any given grant or set of grants, provided such method of valuation is permitted by applicable law; or

                           (ii) if there is no public trading market for such shares, the fair value of such shares on the date of grant as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arms' length.

                  Anything contained in the Plan to the contrary notwithstanding, all determinations pursuant to Section 6(b)(ii) shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse

         (c)      REPRICING OF NSO'S.

         Subsequent to the date of grant of any NSO, the Committee may, at its discretion and with the consent of the Optionee, establish a new Option Price for such NSO so as to increase or decrease the Option Price of such NSO.


7.       EXERCISABILITY OF OPTIONS.

         (a)      COMMITTEE DETERMINATION.

         Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and for such number of shares subject to the Option, as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option; PROVIDED, HOWEVER, that no Option granted under the Plan shall be exercisable during the 180-day period immediately following the effective date (the "Effective Date") of the registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the initial public offering of the Common Stock. Subject to the proviso of the immediately preceding sentence, if an Option is not at the time of grant immediately exercisable, the Committee may (i) in the Option Agreement evidencing such Option, provide for the acceleration of the exercise date or dates of the subject Option upon the occurrence of specified events and/or (ii) at any time prior to the complete termination of such Option, accelerate the exercise date or dates of such Option.

         (b)      AUTOMATIC TERMINATION OF OPTION.

         The unexercised portion of any Option granted under the Plan shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

                           (i) the tenth anniversary of the date on which such Option is granted or, in the case of any ISO granted to a person described in Section 4(b)(i), the fifth anniversary of the date on which such ISO is granted;

                           (ii) the expiration of such period of time or the occurrence of such event as the Committee in its discretion may provide in the Option Agreement;

                           (iii) the effective date of a Corporate Transaction (as defined in Section 9(b)) to which Section 9(b)(ii) (relating to assumptions and substitutions of Options) does not apply; PROVIDED, HOWEVER, that an Optionee's right to exercise any Option outstanding prior to such effective date shall in all events be suspended during the period commencing 10 days prior to the proposed effective date of such Corporate Transaction and ending on either the actual effective date of such Corporate Transaction or upon receipt of notice from the Company that such Corporate Transaction will not in fact occur; and

                           (iv) except to the extent permitted by Section 9(b)(ii), the date on which an Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Optionee.

                  Anything contained in the Plan to the contrary notwithstanding, unless otherwise provided in an Option Agreement, no Option granted under the Plan shall be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or one of its Subsidiaries), so long as such Optionee continues to be an officer or employee of the Company or one of its Subsidiaries.

         (c)      LIMITATIONS ON EXERCISE.

         Anything contained in the Plan to the contrary notwithstanding, an ISO granted under the Plan to an Optionee shall not be exercisable to the extent that the aggregate Fair Market Value on the date of grant of such ISO (as determined in accordance with Section 6(b)) of all stock with respect to which incentive stock options are exercisable for the first time by such Optionee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000.


8.       PROCEDURE FOR EXERCISE.

         (a)      PAYMENT.

         At the time an Option is granted under the Plan, the Committee shall, in its discretion, specify one or more of the following forms of payment which may be used by an Optionee upon exercise of his Option:

                           (i) cash or personal or certified check payable to the Company in an amount equal to the aggregate Option Price of the shares with respect to which the Option is being exercised;

                           (ii) stock certificates (in negotiable form) representing whole shares of Common Stock having a Fair Market Value on the date of exercise (as determined in accordance with Section 6(b) as if the date of exercise were the date of grant) equal to the aggregate Option Price of the shares with respect to which the Option is being exercised;

                           (iii) (x) by arrangements which are acceptable to the Committee whereby the Optionee delivers irrevocable instructions to a broker promptly to deliver to the Company the amount of sale proceeds from the sale of shares subject to the Option as is necessary to pay the Option Price and, unless otherwise allowed by the Committee, any applicable tax withholding obligation (provided that, in the case of an ISO, if this form of payment is approved by the Committee, and if this form of payment is utilized by the Optionee, a Disqualifying Disposition (as defined in Section 15 below) will be deemed to have occurred) or (y) in compliance with any other cashless exercise program authorized by the Company for use in connection with the Plan at the time of such exercise (provided that, in the case of an ISO, if this form of payment is approved by the Committee, and if this form of payment is utilized by the Optionee, a Disqualifying Disposition may be deemed to have occurred); or

                           (iv) a combination of the methods set forth in clauses (i) (ii) and (iii);

         (b)      NOTICE.

         An Optionee (or other person, as provided in Section 10(b)) may exercise an Option granted under the Plan in whole or in part (but for the purchase of whole shares only), as provided in the Option Agreement evidencing his or her Option, by delivering a written notice (the "Notice") to the Secretary of the Company. The Notice shall:

                           (i) state that the Optionee elects to exercise the Option;

                           (ii) state the number of shares with respect to which the Option is being exercised (the "Optioned Shares");

                           (iii) state the method of payment for the Optioned Shares (which method must be available to the Optionee under the terms of his or her Option Agreement);

                           (iv) state the date upon which the Optionee desires to consummate the purchase (which date must be prior to the termination of such Option and no later than 30 days from the delivery of such Notice);

                           (v) include any representations of the Optionee required pursuant to Section 10(a);

                           (vi) if the Option is exercised pursuant to Section 10(b) by any person other than the Optionee, include evidence to the satisfaction of the Committee of the right of such person to exercise the Option; and

                           (vii) include such further provisions consistent with the Plan as the Committee may from time to time require.

         The exercise date of an Option shall be the date on which the Company receives the Notice from the Optionee.

         Within 30 days of the exercise of the Option, the Optionee shall deliver to the Company a copy of any election filed by the Optionee with the Internal Revenue Service under Section 83(b) of the Code.

         (c)      ISSUANCE OF CERTIFICATES.

         The Company shall issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 10(b)) for the Optioned Shares as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares. Neither the Optionee nor any person exercising an Option in accordance with the provisions of Section 10(b) shall have any privileges as a stockholder of the Company with respect to any shares of stock subject to an Option granted under the Plan until the date of issuance of a stock certificate pursuant to this
Section 8(c).


9.       ADJUSTMENTS.

         (a)      CHANGES IN CAPITAL STRUCTURE.

         Subject to Section 9(b), if the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Committee shall make such adjustments in the number and class of shares of stock with respect to which Options may be granted under the Plan as shall be equitable and appropriate in order to make such Options, as nearly as may be practicable, equivalent to such Options immediately prior to such change. A corresponding adjustment changing the number and class of shares allocated to, and the Option Price of, each Option or portion thereof outstanding at the time of such change shall likewise be made. Anything contained in the Plan to the contrary notwithstanding, in the case of ISOs, no adjustment under this Section 9(a) shall be appropriate if such adjustment (i) would constitute a modification, extension or renewal of such ISOs within the meaning of Sections 422 and 424 of the Code, and the regulations promulgated by the Treasury Department thereunder, or (ii) would, under Section 422 of the Code and the regulations promulgated by the Treasury Department thereunder, be considered the adoption of a new plan requiring stockholder approval.

         (b)      CORPORATE TRANSACTIONS.

         The following rules shall apply in connection with the dissolution or liquidation of the Company, a reorganization, merger or consolidation in which the Company is not the surviving corporation or a sale of all or substantially all of the assets of the Company to another person or entity (a "Corporate Transaction"):

                           (i) each holder of an Option outstanding at such time shall be given (A) written notice of such Corporate Transaction at least 20 days prior to its proposed effective date (as specified in such notice) and (B) an opportunity, during the period commencing with delivery of such notice and ending 10 days prior to such proposed effective date, to exercise the Option to the full extent to which such Option would have been exercisable by the Optionee at the expiration of such 20-day period; PROVIDED, HOWEVER, that upon the effective date of a Corporate Transaction, all Options granted under the Plan not so exercised shall automatically terminate; and

                           (ii) anything contained in the Plan to the contrary notwithstanding, Section 9(b)(i) shall not be applicable if provision shall be made in connection with such Corporate Transaction for the assumption of outstanding Options by, or the substitution for such Options of new options covering the stock of, the surviving, successor or purchasing corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number, kind and option prices of shares subject to such options; PROVIDED, HOWEVER, that in the case of ISOs, the Committee shall, to the extent not inconsistent with the best interests of the Company or its Subsidiaries (such best interests to be determined in good faith by the Committee in its sole discretion), use its best efforts to ensure that any such assumption or substitution will not constitute a modification, extension or renewal of the ISOs within the meaning of Section 424(h) of the Code and the regulations promulgated by the Treasury Department thereunder.

         (c)      SPECIAL RULES.

         The following rules shall apply in connection with Section 9(a) and (b) above:

                           (i) no fractional shares shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to Section 9(a) or (b) shall be eliminated without consideration from the respective Options;

                           (ii) no adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional shares of Common Stock or other securities; and

                           (iii) any adjustments referred to in Section 9(a) or
         (b) shall be made by the Committee in its sole discretion and shall be conclusive and binding on all persons holding Options granted under the Plan.

10.      RESTRICTIONS ON OPTIONS AND OPTIONED SHARES.

         (a)      COMPLIANCE WITH SECURITIES LAWS.

         No Options shall be granted under the Plan, and no shares of Common Stock shall be issued and delivered upon the exercise of Options granted under the Plan, unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

         The Committee in its discretion may, as a condition to the exercise of any Option granted under the Plan, require an Optionee (i) to represent in writing that the shares of Common Stock received upon exercise of an Option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed appropriate by counsel to the Company. Stock certificates representing shares of Common Stock acquired upon the exercise of Options that have not been registered under the Securities Act shall, if required by the Committee, bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

         (b)      NONASSIGNABILITY OF OPTION RIGHTS.

         No Option granted under the Plan shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee. If an Optionee dies, his or her Option shall thereafter be exercisable, during the period specified in the Option Agreement, by his or her executors or administrators to the full extent to which such Option was exercisable by the Optionee at the time of his or her death.

         (c)      MAXIMUM OPTION GRANT.

         The maximum number of shares of Common Stock with respect to which Options may be granted under this Plan may be made to an employee of the Company in any calendar year shall not exceed 100,000 shares (subject to adjustment for stock splits, reverse stock splits, stock dividends and stock combinations, and the like).


11.      EFFECTIVE DATE OF PLAN.

         The Plan became effective on the Effective Date. This amendment and restatement of the Plan is effective as of March 30, 2000; provided, however, that no Option granted on or after December 9, 1999 (but as to Options granted on or after December 9, 1999, only those Options designated by the Committee as being exercisable for shares in excess of 1,880,000 shares originally reserved for issuance upon exercise of Options granted hereunder) shall be exercisable by an Optionee unless and until the amendment to Section 3(a) hereof increasing the number of shares subject to the Plan shall have been approved by the stockholders of the Company in accordance with the provisions of its Certificate of Incorporation and Bylaws, which approval shall be obtained within 12 months after the adoption of such amendment by the Board.


12.      EXPIRATION AND TERMINATION OF THE PLAN.

         Except with respect to Options then outstanding, the Plan shall expire on the date (the "Expiration Date") which is the first to occur of (i) the later of (a) the tenth anniversary of the Effective Date and (b) the tenth anniversary of the date on which the Plan is approved by the stockholders of the Company and
(ii) the date as of which the Board, in its sole discretion, determines that the Plan shall terminate. Any Options outstanding as of the Expiration Date shall remain in effect until they have been exercised or terminated or have expired by their respective terms.


13.      AMENDMENT OF PLAN.

         The Board may at any time prior to the Expiration Date modify and amend the Plan in any respect; PROVIDED, HOWEVER, that the approval of the holders of a majority of the votes that may be cast by all of the holders of shares of Common Stock and preferred stock of the Company, if any, entitled to vote (voting as a single class) shall be obtained prior to any such amendment becoming effective if such approval is required by law or is necessary to comply with regulations promulgated by the SEC under Section 16(b) of the 1934 Act or with Section 422 of the Code or the regulations promulgated by the Treasury Department thereunder.

14.      CAPTIONS.

         The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.


15.      DISQUALIFYING DISPOSITIONS.

         If Optioned Shares acquired by exercise of an ISO granted under the Plan are disposed of within two years following the date of grant of the ISO or one year following the transfer of the Optioned Shares to the Optionee (a "Disqualifying Disposition"), the holder of the Optioned Shares shall, immediately prior to such Disqualifying Disposition, notify the Company in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Company may reasonably require.


16.      WITHHOLDING TAXES.

         Whenever under the Plan shares of Common Stock are to be delivered to an Optionee upon exercise of an Option, the Company shall be entitled to require as a condition of delivery that the Optionee remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future Federal, state and local withholding tax and employment tax requirements relating thereto. At the time of a Disqualifying Disposition, the Optionee shall remit to the Company in cash the amount of any applicable Federal, state and local withholding taxes and employment taxes.


17.      OTHER PROVISIONS.

         Each Option granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion. Notwithstanding the foregoing, each ISO granted under the Plan shall include those terms and conditions which are necessary to qualify the ISO as an "incentive stock option" within the meaning of Section 422 of the Code and the regulations thereunder and shall not include any terms or conditions which are inconsistent therewith

18.      NUMBER AND GENDER.

         With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice-versa, as the context requires.


19.      GOVERNING LAW.

         The validity and construction of the Plan and the instruments evidencing the Options granted hereunder shall be governed by the laws of the State of Delaware.

--------------------------------------------------------------------------------

PROXY                                                                      PROXY

                             BLYTH INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2000

         The undersigned appoints Robert B. Goergen and Richard T. Browning, or either of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of Blyth Industries, Inc., to be held on June 14, 2000 at 9:00 A.M. EDT, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all of the Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy also provides confidential voting instructions to the Trustees of the Blyth Industries, Inc. Profit Sharing Retirement Plan with respect to shares of Common Stock held in accounts under such Plan. This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR the election of Directors, FOR the ratification of the Company's independent accountants, FOR the Company's Amended and Restated 1994 Employee Stock Option Plan, FOR the Blyth Industries, Inc. Annual Incentive Compensation Plan (2000), and FOR the adoption of the amendment to the Company's Restated Certificate of Incorporation (or, in the case of participants in the Profit Sharing Retirement Plan referred to above, will be voted in the discretion of the Trustees). On any other matters which may come before the Annual Meeting, and any adjournments or postponements thereof, this Proxy will be voted in the discretion of the persons named as proxies or the Trustees (in the case of participants in the Plan referred to above).

         The Board of Directors recommends a vote FOR the election of Directors, FOR the ratification of the Company's independent accountants, FOR the Company's Amended and Restated 1994 Employee Stock Option Plan, FOR the Blyth Industries, Inc. Annual Incentive Compensation Plan (2000), and FOR the adoption of the amendment to the Company's Restated Certificate of Incorporation.

YOUR VOTE IS IMPORTANT! PLEASE MARK SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
              AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------

                             BLYTH INDUSTRIES, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.   Election of Directors                             For   Withhold   For All
                                                       All     All      Except*
     NOMINEES:                                         / /     / /       / /

     01 Roger A. Anderson     02 Pamela M. Goergen


     ____________________________________________________________
     * (Write the nominee's name(s) in the space provided above.)

                                                      For   Against   Abstain
2.   Ratification of the appointment of               / /     / /       / /
     PricewaterhouseCoopers LLP as the
     Company's independent accountants
     for the upcoming year.

                                                      For   Against   Abstain
3.   Approval of the Company's Amended and            / /     / /       / /
     Restated 1994 Employee Stock Option Plan.

                                                      For   Against   Abstain
4.   Approval of the Blyth Industries, Inc. Annual    / /     / /       / /
     Incentive Compensation Plan (2000).

                                                      For   Against   Abstain
5.   Adoption of an amendment to the Company's        / /     / /       / /
     Restated Certificate of Incorporation to change its name to Blyth, Inc.


                                             6.   In their discretion upon such
                                                  other matters as may properly
                                                  come before the meeting and
                                                  any adjournments or
                                                  postponements thereof.


                                                        Dated: ____________,2000


                                             Signature(s) ______________________

                                                          ______________________

IMPORTANT: Please date this proxy and sign exactly as name appears on this proxy. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

              Please complete, sign and mail this proxy promptly in the enclosed envelope. No postage is required for mailing in the United States



                                 ANNUAL MEETING
                                       OF
                             BLYTH INDUSTRIES, INC.

                            WEDNESDAY, JUNE 14, 2000
                                   9:00 A.M.
                               GREENWICH LIBRARY
                             101 WEST PUTNAM AVENUE
                          GREENWICH, CONNECTICUT 06830